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                                                               EXHIBIT (a)(1)(E)


                         DOCUMENT SCIENCES CORPORATION

                           OFFER TO PURCHASE FOR CASH

                   UP TO 6,000,000 SHARES OF ITS COMMON STOCK

                                       AT

                     A PURCHASE PRICE OF $2.00 NET PER SHARE

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   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
   CALIFORNIA TIME, ON FRIDAY, MARCH 23, 2001, UNLESS THE OFFER IS EXTENDED.
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                                                               February 16, 2001

To Our Clients:

        Enclosed for your consideration is the Offer to Purchase dated February 16, 2001, of Document Sciences Corporation, a Delaware corporation, and a related specimen Letter of Transmittal (which together constitute the "Offer"), pursuant to which Document Sciences is offering to purchase up to 6,000,000 shares of its outstanding common stock, par value $0.001 per share (the "Shares"), for cash at a purchase price of $2.00 net per Share to the seller, without interest, upon the terms and subject to the conditions set forth in the Offer. Document Sciences may elect, but shall not be obligated, to purchase additional Shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

        THE SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        YOUR ATTENTION IS CALLED TO THE FOLLOWING:

        (1)    The purchase price is $2.00 net per Share to you in cash.

        (2) The Offer is not conditioned upon any minimum number of Shares being validly tendered.

        (3) The Offer expires at 5:00 p.m., California time, on Friday, March 23, 2001, unless extended (the "Expiration Date"). Shares must be properly tendered by the Expiration Date to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

        (4) Please note that proration is very likely, since Xerox Corporation has agreed to tender all 6,754,500 of its Shares on the condition that in no event will Document Sciences accept for payment any of such Shares that would cause Xerox's ownership interest in Document Sciences, following completion of the Offer, to be less than 19.9%.

        (5) The Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully.

        IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, WILL YOU KINDLY SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE HEREOF. AN ENVELOPE TO RETURN

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YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES,
ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BY YOU IN THE INSTRUCTION FORM.

        THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND SHOULD NOT BE USED TO TENDER SHARES. THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        As described in the Offer to Purchase, if more than 6,000,000 Shares (or such greater number of Shares as Document Sciences may elect to purchase) are validly tendered on or prior to the Expiration Date, subject to the terms and conditions of the Offer, Document Sciences will purchase all Shares validly tendered on or prior to the Expiration Date, on a pro rata basis if necessary (with appropriate adjustments to avoid purchase of fractional Shares).

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.


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                                  INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated February 16, 2001, and a specimen Letter of Transmittal relating to the Offer by Document Sciences Corporation, to purchase up to 6,000,000 Shares of its outstanding common stock, or such greater number of Shares as Document Sciences may elect to purchase.

        This will instruct you to tender to Document Sciences the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related specimen Letter of Transmittal that you have furnished to the undersigned.



                                 SHARES TENDERED

       Indicate below the aggregate number of Shares to be tendered by us.

                            _________________ Shares

                               CONDITIONAL TENDER

        By completing this box, the undersigned hereby conditions the tender authorized, on the following minimum number of Shares being purchased, if any are to be purchased.

        In the event of proration, if the number of Shares to be acquired from you is fewer than this number, Document Sciences will purchase none of your Shares and all of your Shares will be returned to you.

                            _________________ Shares

        Unless this box is completed, the tender authorized hereby will be made unconditionally.


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                                                        SIGNATURE(S)


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                                                (PLEASE PRINT NAME(S) AND
                                                        ADDRESS HERE)

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                                              AREA CODE AND TELEPHONE NUMBER

DATE: ___________________, 2001



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